UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ashford Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	84-2331507 (I.R.S. Employer Identification No.)
14185 Dallas Parkway, Suite 1200 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Explanatory Note

This Amendment No. 1 to Form 8-A amends and supplements the registration statement on Form 8-A filed by Ashford Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on August 31, 2022 (as amended, the “Registration Statement”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

Item 1 of the Registration Statement is hereby amended and supplemented by adding the following:

On May 15, 2023, the Registrant and Computershare Trust Company, N.A., as Rights Agent, entered into Amendment No. 1 (“Amendment No. 1”) to the Rights Agreement, dated as of August 30, 2022 (the “Rights Agreement”).

Pursuant to Amendment No. 1, the Rights Agreement was amended to (i) extend the Final Expiration Date with respect to the Registrant’s Rights (each as defined under the Rights Agreement) until July 30, 2024 and (ii) decrease the beneficial ownership threshold in the definition of “Acquiring Person” from 10% to 7%.

The foregoing description of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety, by the full text of Amendment No. 1, which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 2. Exhibits

The documents listed below are filed as exhibits to this Registration Statement.

Exhibit Number	Description
4.1	Rights Agreement, dated August 30, 2022, between Ashford Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.5 to Ashford Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2023).

4.2	Amendment No. 1 to the Rights Agreement, dated May 15, 2023, between Ashford Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.2 to Ashford Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASHFORD INC.

By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel and Secretary

Dated: May 15, 2023

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